                                                        FEDERAL IDENTIFICATION
                                                        NO. 04-2393279
                                                            ------------------

---------               THE COMMONWEALTH OF MASSACHUSETTS
Examiner                      William Francis Galvin
                          Secretary of the Commonwealth
              ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)
---------
Name
Approved

         We, Andrew E. Lietz
             -------------------------------------------, *President/XXXXXXX,
         and James C. Hamilton
             -------------------------------------------, *Clerk/XXXXXXXXXXX,

         of     HADCO CORPORATION
           -----------------------------------------------------------------,
                          (Exact name of corporation)

         located at: c/o James C. Hamilton, 73 Tremont Street, Boston, MA 02108,
                      ---------------------------------------------------------
                          (Street address of corporation in Massachusetts)

         certify that these Articles of Amendment affecting articles numbered:

                     Article 3
         -------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)


         of the Articles of Organization were duly adopted at a meeting held on March 4, 1998, by vote of:


         10,377,873 shares of common stock of 13,107,357 shares outstanding,
        ------------         --------------   ----------
                      (type, class & series if any)
                   shares of              of            shares outstanding, and
        -----------          -------------   ----------
                       (type class & series if any)

                    shares of              of            shares outstanding.
        ------------         --------------   ----------
                       (type, class & series if any)

C   []  1**being at least a majority of each type, class or series outstanding
P   []  and entitled to vote thereon:/XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
M   []  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
R.A.[]  XXXXXXXXX:




        *Delete the inapplicable words.       **Delete the inapplicable clause.
        1 For amendments adopted pursuant to Chapter 156B, Section 70.
        2 For amendments adopted pursuant to Chapter 156B, Section 71.
        Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 X 11 sheets of paper with a left margin of at least 1 inch.
----    Additions to more than one article may be made on a single sheet so
P.C.    long as each article requiring each addition is clearly indicated.



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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE         NUMBER OF SHARES     TYPE     NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
Common:            N/A          Common:       25,000,000           $0.05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         N/A          Preferred:          N/A            N/A
--------------------------------------------------------------------------------


Change the total authorized to:
--------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE         NUMBER OF SHARES     TYPE     NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
Common:            N/A          Common        50,000,000           $0.05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         N/A          Preferred:          N/A            N/A
--------------------------------------------------------------------------------



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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                             .
                     -----------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 4th day of March, 1998.


/s/ Andrew E. Lietz                                    ,  *President/*XXXXXXX
-------------------------------------------------------
Andrew E. Lietz

/s/ James C. Hamilton                                  ,  *Clerk/*XXXXXXXX
-------------------------------------------------------
James C. Hamilton
*Delete the inapplicable words.




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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

================================================================================

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $ ___________ having been paid, said article is deemed to have been filed with me this ________ day of_____________, 19____.




Effective date:
               ------------------



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


         James C. Hamilton, Esquire
         Berlin, Hamilton & Dahmen, LLP
         ---------------------------------------
         73 Tremont Street, Suite 403
         ---------------------------------------
         Boston, MA 02108
         ---------------------------------------